UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2015

GLADSTONE LAND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 5, 2015, Gladstone Land Corporation, through a subsidiary of Gladstone Land Limited Partnership, its wholly-owned operating partnership (collectively, the “Company”), closed on the acquisition of 331 acres of cropland in Salinas, California (the “Property”), for approximately $17.0 million, funded primarily by a bond issued under the Company’s facility with Federal Agricultural Mortgage Corporation (“Farmer Mac”). The Company won the right to acquire the Property at a public auction that took place on December 17, 2014, with the Company’s winning bid of $17.0 million being accepted by John L. McDonnell, Jr., as trustee of the Jarvis Replacement Administrative Trust (the “Seller”). The Seller is not a related party to the Company and does not have a material relationship with the Company. The Property is irrigated farmland that is primarily farmed for strawberries and vegetables and is leased through October 2016.

In connection with this acquisition, on January 5, 2015, the Company issued a bond under its $75.0 million facility with Farmer Mac (the “Farmer Mac Facility”), for which it received proceeds of approximately $10.2 million. The bond, which is non-amortizing and has a term of five years, will bear interest at a fixed rate of 3.25% per annum throughout its term. Bonds issued under this facility are secured by mortgage loans on agricultural real estate owned by the Company and have an effective loan-to-value ratio of 60% of the underlying agricultural real estate.

The Company previously announced its entry into the agreement to acquire the Property under Item 1.01 on Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 23, 2014, and previously announced its entry into the Farmer Mac Facility under Item 1.01 on Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2014. The summary of the terms of this acquisition is not complete and is subject to and qualified in its entirety by reference to the acceptance of bid to purchase real estate agreement entered into between the Company and the Seller, which is included in Item 9.01 of this Current Report on Form 8-K and incorporated herein by reference. The summary of the terms of the bond issuance is not complete and is subject to and qualified in its entirety by reference to the bond purchase agreement and related pledge and security agreement, which are included in Item 9.01 of the December 16, 2014, Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the bond issuance set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2015, the Company issued a press release announcing the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Acceptance of Bid to Purchase Real Estate, by and between Gladstone Land Corporation and John L. McDonnell, Jr., trustee of the Jarvis Replacement Administrative Trust., dated December 17, 2014

10.2	Bond Purchase Agreement, dated as of December 5, 2014, by and among Gladstone Lending Company, LLC, as Issuer, Farmer Mac Mortgage Securities Corporation, as Bond Purchaser, and Federal Agricultural Mortgage Corporation, as Guarantor (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

10.3	Pledge and Security Agreement, dated as of December 5, 2014, by and among Gladstone Lending Company, LLC, as Grantor, Farmer Mac Mortgage Securities Corporation, as Purchaser, and Federal Agricultural Mortgage Corporation, as Collateral Agent and Bond Guarantor (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

99.1	Press Release issued by Gladstone Land Corporation on January 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

January 9, 2015	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Acceptance of Bid to Purchase Real Estate, by and between Gladstone Land Corporation and John L. McDonnell, Jr., trustee of the Jarvis Replacement Administrative Trust., dated December 17, 2014

10.2	Bond Purchase Agreement, dated as of December 5, 2014, by and among Gladstone Lending Company, LLC, as Issuer, Farmer Mac Mortgage Securities Corporation, as Bond Purchaser, and Federal Agricultural Mortgage Corporation, as Guarantor (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

10.3	Pledge and Security Agreement, dated as of December 5, 2014, by and among Gladstone Lending Company, LLC, as Grantor, Farmer Mac Mortgage Securities Corporation, as Purchaser, and Federal Agricultural Mortgage Corporation, as Collateral Agent and Bond Guarantor (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

99.1	Press Release issued by Gladstone Land Corporation on January 6, 2015